Exhibit 10.5

UAL CORPORATION

AMENDMENT TO OUTSTANDING AWARDS GRANTED UNDER

THE 2006 MANAGEMENT EQUITY INCENTIVE PLAN

WHEREAS UAL Corporation (the “Company”) has adopted the 2006 Management Equity Incentive Plan (the “MEIP”);

WHEREAS the Company, Continental Airlines, Inc., a Delaware corporation (“Continental”), and JT Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UAL (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of May 2, 2010 (the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into Continental (the “Merger”) and, as a result of which, Continental will become a wholly owned subsidiary of the Company;

WHEREAS the Human Resources Subcommittee of the Company’s Board of Directors (the “Committee”) recognizes the importance to the best interests of the Company and its stockholders of ensuring that the Company and its Subsidiaries have the continued dedication and leadership of the Company’s management team, notwithstanding the uncertainties and risks created by the circumstances surrounding the Merger;

WHEREAS to encourage the retention of management and to diminish the distraction of management resulting from the Merger, the Committee desires to amend the terms of Awards that were granted under the MEIP prior to the Adoption Date (as defined below), contingent upon the Company’s execution and delivery of the Merger Agreement, to provide for accelerated vesting of Awards upon the Effective Time (as defined below);

WHEREAS pursuant to Section 12(d) of the MEIP, the Committee has the authority to make such amendments to the terms of outstanding Awards (the “Amendment”);

NOW, THEREFORE, the terms of all outstanding Awards are hereby amended as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the MEIP or in the relevant agreement evidencing the applicable Award. For purposes of this Amendment, the following terms shall have the meanings set forth below:

(a) “Adoption Date” means May 2, 2010, the date that the adoption of this Amendment by the Committee will become effective, contingent upon the Company’s execution and delivery of the Merger Agreement.

(b) “Effective Time” means the time the Merger becomes effective.

SECTION 2. Accelerated Vesting of Awards Granted Under the MEIP. Notwithstanding any provisions in the MEIP or any agreement evidencing the applicable Award to the contrary:

(a) Stock Options and Stock Appreciation Rights. All outstanding Options and Stock Appreciation Rights then held by the Participant that were granted prior to the Adoption Date shall become fully vested and immediately exercisable at the Effective Time.

(b) Restricted Shares. All outstanding Restricted Shares then held by the Participant that were granted prior to the Adoption Date shall become fully vested at the Effective Time.

(c) RSUs. All outstanding RSUs then held by the Participant that were granted prior to the Adoption Date shall become fully vested at the Effective Time and, subject to any tax withholding requirements, shall be settled within 30 days of the Effective Time by delivery by the Company of one Share for each RSU vested on such date.

SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective upon its adoption by the Committee, provided that the obligations of the Company to a Participant pursuant to this Amendment are expressly conditioned upon (a) the occurrence of the Effective Time and (b) such Participant remaining employed by the Company until the Effective Time. In the event that the Merger Agreement is terminated prior to the Effective Time, this Amendment shall be immediately void and of no further force or effect. Moreover, in the event that a Participant’s employment with the Company terminates for any reason prior to the Effective Time, this Amendment shall be immediately void and of no further force or effect with respect to such Participant, and the terms of the MEIP and any applicable agreement evidencing an Award held by such Participant shall remain in effect without regard to this Amendment. Except as specifically set forth in this Amendment, this Amendment shall have no effect on any of the Company’s rights or obligations under the MEIP or any Award thereunder.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be outstanding Awards to be executed on its behalf, effective as of April 30, 2010.

UAL CORPORATION

by	/s/ Thomas J. Sabatino, Jr.
Name:	Thomas J. Sabatino, Jr.
Title:	Senior Vice President,
General Counsel & Corporate Secretary